UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2010

GLG Partners, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, 38th Floor New York, New York 10022
_________________________________ (Address of principal executive offices)

Registrant’s telephone number, including area code:		(212) 224-7200

                                                     N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On March 17, 2010, the employment agreements between GLG Partners, Inc. (the “Company”) and each of Jeffrey M. Rojek, Chief Financial Officer of the Company, Simon White, Chief Operating Officer of the Company, and Alejandro San Miguel, General Counsel and Corporate Secretary of the Company, dated March 18, 2008, November 2, 2007 and November 2, 2007, respectively, were amended with effect from January 1, 2010 in order to better align the terms and conditions of such employment agreements.  These amendments were authorized by the Board of Directors in December 2009.

Mr. Rojek’s employment agreement was amended to provide that his agreement will automatically renew each year absent an election by Mr. Rojek or the Company not to renew by providing six months notice of such non-renewal and to extend his minimum annual bonus of $600,000 beyond the first two years of his employment for the term of his agreement.  In addition, the agreement was amended to provide that, in the event of the termination of Mr. Rojek's employment by the Company without cause upon six months notice, or a non-renewal of his term of employment, he will be entitled to the following: (i) six months of his base salary; (ii) 50% of his minimum annual bonus; (iii) his annual bonus for the prior year, if not yet paid; (iv) a pro rata portion of his minimum annual bonus for the year in which his employment is terminated; and (v) two years of continued health insurance coverage.  In lieu of providing him with six months notice, the Company may elect to immediately terminate Mr. Rojek's employment without cause by paying Mr. Rojek twelve months of his base salary, 100% of his minimum annual bonus, and the amounts set forth in clauses (iii) and (iv) above.

Mr. White’s employment agreement was amended to provide that his agreement will automatically renew each year absent an election by Mr. White or the Company not to renew by providing six months notice of such non-renewal.  In addition, the agreement was amended to provide that, in the event of the termination of Mr. White's employment by the Company without cause upon six months notice, or a non-renewal of his term of employment, he will be entitled to a severance payment equal to six months of his base salary.  In lieu of providing him with six months notice, the Company may elect to immediately terminate Mr. White's employment without cause by paying Mr. White twelve months of his base salary.

Mr. San Miguel’s employment agreement was amended to provide that in the event of the termination of his employment by the Company without cause upon six months notice or a non-renewal of his term of employment, or if he resigns due to good reason, and in any event before a change of control, Mr. San Miguel will be entitled to the following revised severance payments: (i) six months of his base salary; (ii) 50% of his minimum annual bonus, determined as if any performance goals related to such bonus are achieved at 100% of target; (iii) his annual bonus for the prior year, if not yet paid; and (iv) a pro rata portion of his minimum annual bonus for the year in which his employment is terminated, determined if any performance goals related to such bonus are achieved at 100% of target.  In lieu of providing him with six months advance written notice, the Company may elect to immediately terminate Mr. San Miguel's employment without cause by paying Mr. San Miguel twelve months of his base salary, 100% of his minimum annual bonus, and the amounts set forth in clauses (iii) and (iv) above.

Restricted Stock Agreement Amendments

On March 17, 2010, in connection with substantially similar amendments made to restricted stock award agreements issued in late 2007 and early 2008 for other participants in the Company's stock plans previously approved by the Board of Directors in December 2009, the restricted stock award

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agreements between the Company and Mr. Rojek, dated March 18, 2008 and 2009, and between the Company and Mr. San Miguel (together with Mr. Rojek, the “NEOs”), dated November 5, 2007, were amended to provide that any vesting that would have otherwise occurred after November 2, 2010, will be accelerated to November 2, 2010, and any applicable performance criteria for such accelerated vesting dates will be the same as the performance criteria for the revised vesting date.

In addition, the restricted stock agreements were amended to provide that, if one of the following events occurs prior to vesting of a NEO’s shares of restricted stock, then 100% of the shares will vest on the date of occurrence of such event: (a) such NEO’s death; (b) prior to a termination of service, such NEO’s disability; or (c) the occurrence of a change of control followed by termination of service because the Company has terminated such NEO’s employment without cause. Pursuant to the terms of his employment agreement, Mr. San Miguel will also vest in 100% of the shares upon a termination of employment by Mr. San Miguel for good reason following a change of control or upon Noam Gottesman no longer serving as Co-Chief Executive Officer.

The restricted stock agreements were also amended to provide that, if one of the following events occurs prior to vesting of a NEO’s shares of restricted stock, then the shares will continue to vest in accordance with the existing vesting schedules: (a) the NEO voluntarily resigns following 10 or more years of service to the Company (including any predecessor organization), or (b) the NEO's employment is terminated by the Company without cause, provided in each case, that the NEO complies with ongoing contractual commitments (i.e., non-compete, non-solicit and confidentiality provisions) set forth in the NEO’s employment, separation, withdrawal or other agreement.

Finally, the restricted stock agreements were amended to provide that, if one of the following events occurs prior to the vesting of a NEO's shares of restricted stock, the NEO will forfeit all unvested shares: (a) the NEO voluntarily resigns before completing 10 or more years of service to the Company (including any predecessor organization); (b) following the voluntary resignation of the NEO following 10 or more years of service to the Company (including any predecessor organization), the NEO breaches one of the continuing obligations (i.e., non-compete, non-solicit and confidentiality provisions) under such NEO's employment agreement; or (c) the termination of the NEO's employment by the Company with cause.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By: /s/ Alejandro San Miguel
Alejandro San Miguel General Counsel & Corporate Secretary
Date:  March 23, 2010